Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS 2008 THIRD QUARTER RESULTS

•	THIRD QUARTER LOSS PER DILUTED SHARE OF $.15 INCLUDED $.27, AFTER-TAX, IN OTHER THAN TEMPORARY IMPAIRMENT CHARGES.
•	CORE* EARNINGS PER DILUTED SHARE WERE $.12 IN THE MOST RECENT QUARTER AND $.42 YEAR TO DATE SEPTEMBER 30, 2008 (SEE TABLE BELOW).
•	WEST COAST BANK CONTINUED TO BE WELL CAPITALIZED; THE TOTAL CAPITAL RATIO FOR THE BANK INCREASED TO 10.78% FROM 10.70% AT JUNE 30, 2008.
•	INCREASED PROVISION FOR CREDIT LOSSES TO $9.1 MILLION LARGELY REFLECTING THE DIFFICULT CONDITIONS IN THE RESIDENTIAL CONSTRUCTION SECTOR.
•	PAYMENT SYSTEM AND DEPOSIT SERVICE CHARGE REVENUES GREW 5% OVER SECOND QUARTER 2008 AND 22% OVER THIRD QUARTER 2007.

Lake Oswego, OR – October 20, 2008 – West Coast Bancorp (NASDAQ: WCBO) today announced a quarterly loss of $2.3 million or $.15 per diluted share for the third quarter of 2008, compared to third quarter 2007 earnings of $8.3 million or $.52 per diluted share. Year to date the Company reported earnings of $2.4 million or $.15 per diluted share, compared to $24.3 million or $1.51 per diluted share for the same period in 2007.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

	GAAP			CORE*
(Dollars in thousands,	September 30,			September 30,
except per share data, unaudited)	2008	2007	Change	2008	2007	Change
For the three months ended:
Net (loss) income	$(2,316)	$8,330	-128%	$1,804	$8,330	-78%
Diluted (loss) earnings per share	($0.15)	$0.52	-129%	$0.12	$0.52	-77%

Return on average equity	-4.5%	15.3%	-19.8%	3.5%	15.3%	-11.8%

For the nine months ended:
Net income	$2,368	$24,329	-90%	$6,488	$24,329	-73%
Diluted earnings per share	$0.15	$1.51	-90%	$0.42	$1.51	-72%

West Coast Bancorp Tier 1 capital ratio	10.16%	10.16%	0.00%
West Coast Bancorp Total capital ratio	11.42%	11.27%	0.15%

West Coast Bank Tier 1 capital ratio	9.52%	9.47%	0.05%
West Coast Bank Total capital ratio	10.78%	10.57%	0.21%

Total period end loans	$2,109,517	$2,183,301	-3%
Total period end deposits	$2,061,419	$2,111,453	-2%

*Core earnings for the periods shown, and numbers derived using core earnings, including core net income, core earnings per diluted share, and core return on average equity, are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP earnings for the negative impact of third quarter impairment charges of approximately $4.1 million, after tax, or $.27 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods. See financial tables 1 and 2 below for a reconciliation to the GAAP measure.

“West Coast Bank’s total capital ratio as of September 30, 2008 was 10.78%, an increase from June 30, 2008, and the Bank remained well capitalized for regulatory purposes. The results in the quarter were strongly influenced by impairment charges related to certain securities in our investment portfolio, including Freddie Mac preferred stock and pooled trust preferred securities, and additional loan loss provisioning associated with the slowdown in the residential construction industry in our markets. However, the Company did report core earnings per share of $.12 per diluted share in the third quarter of 2008,” said Robert D. Sznewajs, President and CEO. Sznewajs added, “During the third quarter we continued to increase our checking account base; our total checking accounts now exceeds 91,000. In addition, the commercial, term commercial real estate and home equity portfolios, representing approximately 80% of our total loan balance at September 30, 2008, continued to perform well from a credit quality perspective”

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

Financial Results:

Total loan balance of $2.110 billion at September 30, 2008 declined 3% compared to September 30, 2007. Excluding two-step loan balances, year-over-year loan growth was $103 million, or 5%, with expansion in the commercial real estate and residential mortgage loan categories. The reduction in outstanding two-step loan balances over the past 12 months was $177 million or 64%. The remaining two step loan balance of $98 million at quarter end represented less than 5% of total loans, down from approximately 13% of total loans a year ago. Remaining available commitments for two-step loans were $2 million at September 30, 2008. Third quarter 2008 average total deposits of $2.046 billion declined 1% from the third quarter of 2007 but were unchanged from the second quarter of this year. Total average loans to total average deposit ratio was reduced to 104% from 107% during third quarter 2008.

Third quarter 2008 net interest income declined $6.1 million to $23.7 million from the same quarter last year predominantly due to a 92 basis point compression in the net interest margin to 4.02%. The net interest margin declined as a result of the lower value of non-interest bearing demand deposits and a 52 basis point contraction in the net interest spread. Relative to the third quarter 2007, the combination of interest reversals on two-step loans and the cost of carrying the nonaccrual two-step loans and Other Real Estate Owned (“OREO”) balances reduced the third quarter 2008 net interest margin and spread by approximately 23 basis points. Lower construction loan fees reduced the net interest margin and spread by 16 basis points from the same quarter in 2007 while the remaining contraction resulted from a very competitive pricing environment for interest bearing deposits.

Compared to second quarter 2008, the net interest margin remained relatively stable in the most recent quarter after adjustment for lower two-step interest reversals in the most recent quarter. Net interest income also stabilized from the second quarter 2008.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

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Third quarter 2008 non-interest income of $1.1 million declined $7.1 million from the same period in 2007. This was primarily a result of a non-cash Other Than Temporary Impairment (“OTTI”) charge totaling $6.3 million pre-tax, of which $3.1 million was associated with two trust preferred pool securities, $2.8 million for Freddie Mac preferred stock, and $.4 million for a Lehman Brothers senior bond. Mainly due to the 8% growth in consumer and business transaction accounts over the past 12 months and higher transaction volumes, total deposit service charge revenues grew nearly $1.0 million or 30%. The expansion in transaction accounts and volumes also helped generate a $.2 million or 10% growth in payment systems revenues over the third quarter of 2007. Gain on sales of loans declined 30% or $.2 million in the most recent quarter as a result of reduced activity in the residential mortgage market as well as lower SBA loan production and sales. The uncertainty surrounding the economy and related decline in the equity markets contributed to a reduction in trust and investment revenues of $.4 million or 25% from the same quarter in 2007. Additionally, in the most recent quarter, we recorded a negative valuation adjustment of $1.1 million associated with re-appraised properties held in the two-step OREO portfolio. We also recognized a $.3 million OREO loss upon disposition of 19 two-step OREO properties. Including 13 short sales, we disposed of a total of 32 properties during the third quarter with proceeds of $9.3 million. There were 173 properties in the two-step OREO portfolio at September 30, 2008. (See table 7 for details).

Third quarter 2008 total non-interest expense of $22.2 million decreased $.4 million or 2% from the same period of 2007. Our personnel expense fell 17% or $2.3 million. Due in part to a $.8 million reversal of previously accrued incentive pay, total performance-related pay declined $3.8 million. This decline was partly offset by $.5 million in annual merit increases and a $1.0 million reduction in deferred construction loan origination costs compared to the same quarter in 2007. Other non-interest expense year-over-year third quarter variances included a $.5 million increase in FDIC insurance premium expense and $1.2 million in two-step property collection and disposition expenses during the most recent quarter. There were no such two-step expenses in the third quarter of 2007.

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Compared to second quarter 2008 our total non-interest expense fell $1.1 million or 5%, largely due to the one-time reversal of accrued incentive pay.

Credit Quality:

The Company recorded a third quarter 2008 provision for credit losses of $9.1 million, up $6.4 million from the third quarter in 2007, and an increase of $3.1 million from the second quarter 2008. The provision related to the two-step portfolio was $2.0 million in the most recent quarter, which was unchanged from the previous quarter. Both the probability of default and severity of loss upon default increased slightly compared to the original model assumptions made in establishing the allowance for credit losses for the two-step portfolio at December 31, 2007. Given there is only $14.9 million in remaining two-step accruing loans at September 30, 2008, the higher default rate is not expected to materially impact future provision requirements associated with two-step loans. The actual loss rate was based on the 19 pending and 58 closed two-step property sales for the nine months ended September 30, 2008. Approximately 70% of the two-step nonperforming assets had been re-appraised at the end of the third quarter 2008. Consistent with our ongoing process, each property is re-appraised within 45 days prior to its expected foreclosure date and an additional provision is possible based on those appraisals. All nonaccruing two-step loans have already been individually impaired and written down to appraised value. Accordingly, these loans do not carry a general valuation allowance in our allowance for credit loss model.

The provision associated with loans other than two-step loans was $7.1 million in the third quarter compared to $4.0 million in the second quarter of 2008. The combination of negative risk rating changes and higher net charge-offs increased the provision requirement in our allowance model. The higher level of charge off activity was largely related to $4.2 million in net charge offs associated with residential construction loans.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

At September 30, 2008, the total outstanding non two-step residential construction loan portfolio was $169 million. This portfolio consisted of $24 million in land, $71 million in site development, and $74 million in construction of residencies (vertical construction). Delinquent loans in the non two-step residential construction portfolio amounted to $7.7 million or 4.5%. Nonaccrual non two-step residential construction loans were $26.3 million or 15.6% of the total residential construction loan portfolio. Loans to borrowers involved in residential site development and vertical construction exhibit the most deterioration in credit quality. Nonaccrual non two-step residential construction loans are largely located in Clark County in the state of Washington, and in Marion and Deschutes counties in the state of Oregon.

Total net charge-offs in third quarter 2008 were $11.7 million, of which $5.8 million related to the two-step portfolio. The third quarter 2008 net charge-offs for loans other than two-step loans were $5.9 million or 1.11% annualized of average total loans compared to $2.9 million in the second quarter 2008 and minimal net charge-offs in the same quarter of 2007. The higher level of net charge-off activity was substantially associated with impaired residential construction loans, a loan segment which also heavily influenced the negative risk rating migration during the quarter.

At September 30, 2008, the total allowance for credit losses was $34.4 million, including $1.5 million associated with the two-step loan portfolio. The allowance for credit losses in the two-step portfolio at September 30, 2008, was 8.9% of total two-step commitments associated with two-step loans on accruing status as of September 30, 2008 and is consistent with the two-step allowance percentage as of June 30, 2008. The following table summarizes the significant trends in the two-step loan portfolio and allowance for credit losses.

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OCTOBER 20, 2008

Additional information regarding the two-step loan portfolio
(Dollars in thousands, unaudited)

Period ended	Total two-step loans	Nonaccrual two-step loans	Accruing two- step loans	Total accruing two-step loan commitments	Allowance for credit losses on two-step loans	Allowance for credit losses on two-step loans as a % of accruing two-step loans	Allowance for credit losses on two-step loans as a % of total accruing two-step loan commitments
12/31/2007	$262,952	$20,545	$242,407	$320,991	$31,065	12.8%	9.7%
3/31/2008	211,406	88,784	122,622	156,823	11,812	9.6%	7.5%
6/30/2008	145,703	98,728	46,975	59,603	5,280	11.2%	8.9%
9/30/2008	97,894	82,990	14,904	16,943	1,502	10.1%	8.9%

The allowance for credit losses associated with loans other than two-step loans was $32.9 million or 1.64% of such outstanding loan balances at September 30, 2008, up from 1.58% at June 30, 2008 and 1.25% at December 31, 2007. For loans other than two-step loans, the allowance for credit losses was 63% of total nonperforming loans compared to 153% at June 30, 2008.

Total non-performing assets were $183 million or 7.1% of total assets at September 30, 2008, up from $147 million and 5.6%, respectively, as of June 30, 2008 and $30 million and 1.1% at year end 2007. Non-performing assets related to the two-step loan portfolio were $128 million or 5.0% of total assets at September 30, 2008, an increase of $2 million from the end of the second quarter 2008. During the third quarter, the nonaccrual two-step loan balance declined by $16 million to $83 million as properties moved into the OREO portfolio. As of September 30, 2008, the $83 million in nonaccrual two-step loans reflected prior write-downs of approximately 17% of the original principal balance. The two-step OREO balance increased from $26 million at June 30, 2008, to $45 million at the end of the third quarter in line with our expectations. At September 30, 2008, there were $15 million in accruing two-step loan balances. Based on current property sales trends and fewer two-step loans becoming nonaccruing in future quarters, we believe the level of two-step nonperforming assets peaked in the third quarter of 2008.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

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Nonperforming assets other than in the two-step portfolio increased $34 million to $56 million or 2.16% of total assets from $22 million and .84% at June 30, 2008, and $6 million and .22% at year end 2007. The overall increase in non two-step nonperforming loans was due to a $32 million increase in nonaccrual loans and a $2 million increase in OREO. The increase in non accrual non two step loans is linked to higher levels of non accrual loans to residential builders and developers and nonstandard mortgage loans, most of which are mortgages provided to two-step borrowers whom are motivated to retain their properties. There were no non-performing assets related to commercial construction, and the commercial, commercial real estate, and home equity portfolios continued to perform well as the end of the third quarter. As of September 30, 2008, all non two-step related nonaccrual loans had been measured for impairment and written down to appraised fair value, less expected selling costs, of the underlying collateral.

Total non two-step delinquent loans were $10.9 million or .54% of total non two-step loans at the end of the third quarter of 2008, up from $9 million and .47% at June 30, 2008, and up from $7.7 million and .40% at year end 2007. The increased delinquency for non two-step loans in the most recent quarter was primarily due to higher delinquencies in residential construction loans to builders and developers. For more detailed credit quality information, see tables 4 through 14.

Capital:

The Company increased its capital ratios in the third quarter of 2008 and continued to be well capitalized. At September 30, 2008, the total capital ratio for West Coast Bank was approximately 10.78%, up from 10.70% at June 30, 2008, and 10.57% a year ago. West Coast Bank’s tier 1 capital ratio at 9.52% and leverage ratio of 8.91% at September 30, 2008 were significantly above the well capitalized regulatory threshold. The following table shows the Company’s risk based capital ratios for the indicated periods.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

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Risk based capital ratios
(Unaudited)	09/30/08			09/30/07	06/30/08
West Coast Bancorp	Ratio	Well capitalized minimum	Excess over well capitalized minimum	Ratio	Ratio
Tier 1 capital ratio	10.16%	6.00%	4.16%	10.16%	10.00%
Total capital ratio	11.42%	10.00%	1.42%	11.27%	11.25%
Leverage ratio	9.56%	5.00%	4.56%	9.95%	9.46%

West Coast Bank
Tier 1 capital ratio	9.52%	6.00%	3.52%	9.47%	9.45%
Total capital ratio	10.78%	10.00%	0.78%	10.57%	10.70%
Leverage ratio	8.91%	5.00%	3.91%	9.26%	8.90%

Other:

The Company will hold a Webcast conference call Tuesday, October 21, 2008, at 8:00 a.m. Pacific Time, during which the Company will discuss third quarter 2008 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “3rd Quarter 2008 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 604-2074. Conference ID#: 63329959 a few minutes prior to 8:00 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 64 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

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are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item 1A, “Risk Factors,” all as updated in our Quarterly Report on Form 10-Q.

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	West Coast Bancorp
	Consolidated Statements of Income (Loss)
(Unaudited)	Three months ended			Nine months ended
(Dollars and shares in thousands, except per share data)	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
Net interest income
Interest and fees on loans	$32,013	$44,517	$32,826	$99,912	$127,065
Interest on investment securities	2,686	3,129	2,779	8,563	10,268
Other interest income	73	96	140	354	329
Total interest income	34,772	47,742	35,745	108,829	137,662
Interest expense on deposit accounts	8,310	14,504	9,064	28,987	41,015
Interest on borrowings and subordinated debentures	2,739	3,401	2,968	8,829	10,201
Total interest expense	11,049	17,905	12,032	37,816	51,216
Net interest income	23,723	29,837	23,713	71,013	86,446

Provision for credit losses	9,125	2,700	6,000	23,850	9,000

Non-interest income
Service charges on deposit accounts	4,176	3,213	3,883	11,694	9,234
Payment systems related revenue	2,337	2,122	2,340	6,808	5,812
Trust and investment services revenues	1,241	1,662	1,534	4,360	4,803
Gains on sales of loans	455	650	769	2,084	2,921
OREO gain (loss) on sale and valuation adjustments	(1,422)	—	(274)	(1,685)	27
Other	621	661	599	2,619	2,153
Loss on impairment of debt and equity securities	(6,338)	—	—	(6,338)	—
Gains (losses) on sales of securities	—	(163)	187	777	(67)
Total non-interest income	1,070	8,145	9,038	20,319	24,883
Non-interest expense
Salaries and employee benefits	11,017	13,312	12,645	36,017	38,369
Equipment	1,793	1,593	1,765	5,309	4,693
Occupancy	2,354	2,099	2,297	7,026	6,306
Payment systems related expense	952	843	892	2,687	2,333
Professional fees	1,334	485	948	3,082	1,451
Postage, printing and office supplies	991	973	1,000	2,957	2,818
Marketing	1,009	1,298	1,006	2,810	3,292
Communications	437	415	427	1,266	1,202
Other non-interest expense	2,334	1,584	2,366	6,634	4,677
Total non-interest expense	22,221	22,602	23,346	67,788	65,141
Income (loss) before income taxes	(6,553)	12,680	3,405	(306)	37,188
Provision (benefit) for income taxes	(4,237)	4,350	721	(2,674)	12,859
Net (loss) income	$(2,316)	$8,330	$2,684	$2,368	$24,329

Basic (loss) earnings per share	$(0.15)	$0.54	$0.17	$0.15	$1.57
Diluted (loss) earnings per share	$(0.15)	$0.52	$0.17	$0.15	$1.51

Weighted average common shares	15,487	15,536	15,467	15,467	15,528
Weighted average diluted shares	15,487	16,035	15,540	15,571	16,108

Tax equivalent net interest income	$24,154	$30,225	$24,162	$72,343	$87,629

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

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	West Coast Bancorp
	Consolidated Balance Sheets
	Sept. 30,	Sept. 30,	June 30,
(Dollars and shares in thousands, unaudited)	2008	2007	2008
Assets:
Cash and cash equivalents	$101,614	$101,372	$101,767
Investments	205,987	261,499	248,954
Total loans	2,109,517	2,183,301	2,153,716
Allowance for loan losses	(33,498)	(27,534)	(35,723)
Loans, net	2,076,019	2,155,767	2,117,993
OREO, net	48,121	1,183	27,892
Goodwill and other intangibles	14,153	14,611	14,253
Other assets	127,152	113,179	122,067
Total assets	$2,573,046	$2,647,611	$2,632,926

Liabilities and Stockholders’ Equity:
Demand	$486,540	$500,120	$500,189
Savings and interest-bearing demand	337,472	347,560	349,950
Money market	672,690	666,352	693,801
Time deposits	564,717	597,421	534,310
Total deposits	2,061,419	2,111,453	2,078,250
Borrowings and subordinated debentures	282,059	285,141	322,378
Reserve for unfunded commitments	946	972	1,322
Other liabilities	24,400	32,134	25,468
Total liabilities	2,368,824	2,429,700	2,427,418
Stockholders’ equity	204,222	217,911	205,508
Total liabilities and stockholders’ equity	$2,573,046	$2,647,611	$2,632,926

Common shares outstanding period end	15,702	15,604	15,702
Book value per common share	$13.01	$13.97	$13.09
Tangible book value per common share	$12.10	$13.03	$12.18

	West Coast Bancorp
	Period End Loan Portfolio By Category
	Sept. 30	% of	Sept. 30	% of	Change		June 30,	Change
(Dollars in thousands, unaudited)	2008	total loans	2007	total loans	Amount	%	2008	%
Commercial loans	$498,715	24%	$530,196	24%	$(31,481)	-6%	$512,689	-3%
Real estate construction loans [1]	330,833	16%	519,870	24%	(189,037)	-36%	392,724	-16%
Real estate mortgage loans	389,553	18%	305,675	14%	83,878	27%	377,771	3%
Commercial real estate loans	867,902	41%	804,200	37%	63,702	8%	847,430	2%
Installment and other consumer loans	22,514	1%	23,360	1%	(846)	-4%	23,102	-3%
Total loans	$2,109,517	100%	$2,183,301	100%	$(73,784)	-3%	$2,153,716	-2%

[1] Two-step residential construction
loans	$97,894	5%	$274,747	13%	$(176,853)	-64%	$145,703	-33%
Total loans other than two-step loans	2,011,623	95%	1,908,554	87%	103,069	5%	2,008,013	0%
Total loans	$2,109,517	100%	$2,183,301	100%	$(73,784)	-3%	$2,153,716	-2%

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The following table reconciles GAAP earnings income to core earnings, including per-share figures:

Table 1	West Coast Bancorp
	GAAP net income (loss) to core earnings reconciliation
	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
(Dollars in thousands, unaudited)	2008	2007	2008	2007
Net (loss) income	$(2,316)	$8,330	$2,368	$24,329
Add: impairment charge on securities, net of tax*	4,120	—	4,120	—
Core earnings	$1,804	$8,330	$6,488	$24,329
*Federal income tax provision applied at 35%.

Diluted (loss) earnings per share
GAAP	$(0.15)	$0.52	$0.15	$1.51
Core	$0.12	$0.52	$0.42	$1.51

The following table reconciles return on average equity to return on average equity, tangible.

Table 2	West Coast Bancorp
	Return on average equity tangible reconciliation[1]
	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
(Dollars in thousands, unaudited)	2008	2007	2008	2007
Net (loss) income	$(2,316)	$8,330	$2,368	$24,329
Add: intangible asset amortization, net of tax*	66	78	220	274
Net (loss) income, tangible	$(2,250)	$8,408	$2,588	$24,603

Average shareholders’ equity	$206,360	$215,550	$208,472	$209,808
Less: average intangibles	(14,194)	(14,660)	(14,311)	(14,805)
Average shareholders’ equity, tangible	$192,166	$200,890	$194,161	$195,003
*Federal income tax provision applied at 35%.

Return on average equity	-4.5%	15.3%	1.5%	15.5%
Return on average equity, tangible	-4.7%	16.6%	1.8%	16.9%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

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Table 3	West Coast Bancorp
	Financial Information
	Third	Third	Second
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2008	2007	2008	2008	2007
PERFORMANCE RATIOS
- Return on average assets	-0.36%	1.29%	0.41%	0.12%	1.29%
- Return on average common equity	-4.47%	15.33%	5.19%	1.52%	15.50%
- Return on average tangible equity	-4.66%	16.60%	5.69%	1.78%	16.87%
- Non-interest income to average assets	0.17%	1.26%	1.39%	1.05%	1.32%
- Non-interest expense to average assets	3.45%	3.49%	3.60%	3.50%	3.47%
- Efficiency ratio, tax equivalent	70.4%	58.7%	70.7%	69.0%	57.9%

NET INTEREST MARGIN
- Yield on average interest-earning assets	5.85%	7.87%	5.91%	6.03%	7.83%
- Rate on average interest-bearing liabilities	2.36%	3.86%	2.52%	2.67%	3.79%
- Net interest spread	3.49%	4.01%	3.39%	3.36%	4.04%
- Net interest margin	4.02%	4.94%	3.94%	3.96%	4.94%

AVERAGE ASSETS
- Investment securities	$228,382	$257,771	$233,156	$238,732	$278,468

- Commercial loans	502,781	516,634	527,781	513,005	495,833
- Real estate construction loans	371,687	507,613	432,398	434,950	460,861
- Real estate mortgage loans	383,214	300,114	366,997	364,245	290,915
- Commercial real estate loans	851,849	798,940	834,069	828,841	796,294
- Installment and other consumer loans	23,220	23,799	24,367	23,941	25,172
- Total loans	2,132,751	2,147,100	2,185,612	2,164,982	2,069,075

- Total interest earning assets	2,393,207	2,426,360	2,465,147	2,440,704	2,370,055
- Other assets	170,466	143,180	144,807	149,321	143,374
- Total assets	$2,563,673	$2,569,540	$2,609,954	$2,590,025	$2,513,429

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$482,780	$490,336	$467,664	$471,552	$474,828
- Savings and Interest bearing demand	348,008	341,496	357,664	354,862	273,383
- Money market	672,051	680,027	662,962	665,863	661,037
- Time deposits	543,451	565,550	558,087	560,170	547,622
- Total deposits	2,046,290	2,077,409	2,046,377	2,052,447	1,956,870

- Borrowings and subordinated debentures	300,258	252,314	341,578	308,960	250,011

- Total interest bearing liabilities	1,863,768	1,839,387	1,920,292	1,889,854	1,804,853
- Other liabilities	493,545	514,603	481,791	491,699	498,768
- Total liabilities	2,357,313	2,353,990	2,402,083	2,381,553	2,303,621
- Common equity	206,360	215,550	207,871	208,472	209,808
- Total average liabilities and common equity	$2,563,673	$2,569,540	$2,609,954	$2,590,025	$2,513,429

AVERAGE ASSET/LIABILITY RATIOS
- Stockholders’ equity to total assets	8.05%	8.39%	7.96%	8.05%	8.35%
- Interest earning assets to interest bearing liabilities	128.4%	131.9%	128.4%	129.1%	131.3%
- Total loans to total assets	83.2%	83.6%	83.7%	83.6%	82.3%
- Interest bearing deposits to total assets	61.0%	61.8%	60.5%	61.0%	59.0%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information with respect to the change in the Company’s total allowance for credit losses.

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$37,045	$26,496	$42,454
Provision for credit losses	9,125	2,700	6,000
Loan charge-offs:
Commercial	516	—	2,118
Real estate construction	10,691	599	10,028
Real estate mortgage	580	7	260
Commercial real estate	44	—	—
Installment and consumer	382	81	45
Overdraft	323	303	302
Total loan charge-offs	12,536	990	12,753
Loan recoveries:
Commercial	49	189	—
Real estate construction	716	7	1,239
Real estate mortgage	(22)	24	26
Commercial real estate	—	1	—
Installment and consumer	18	15	24
Overdraft	49	64	55
Total loan recoveries	810	300	1,344
Net charge-offs	11,726	690	11,409

Total allowance for credit losses	$34,444	$28,506	$37,045
Components of allowance for credit losses:
Allowance for loan losses	$33,498	$27,534	$35,723
Reserve for unfunded commitments	946	972	1,322
Total allowance for credit losses	$34,444	$28,506	$37,045

Net loan charge-offs to average loans (annualized)	2.19%	0.13%	2.10%
Allowance for loan losses to total loans	1.59%	1.26%	1.66%
Allowance for credit losses to total loans	1.63%	1.31%	1.72%
Allowance for loan losses to nonperforming loans	25%	350%	30%
Allowance for credit losses to nonperforming loans	25%	362%	31%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

Table 5	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Year to date	Year to date
	September 30,	September 30,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$54,903	$23,017
Provision for credit losses	23,850	9,000
Loan charge-offs:
Commercial	3,256	2,466
Real estate construction	41,113	673
Real estate mortgage	840	7
Commercial real estate	44	—
Installment and consumer	502	182
Overdraft	927	748
Total loan charge-offs	46,682	4,076
Loan recoveries:
Commercial	81	268
Real estate construction	2,020	7
Real estate mortgage	30	33
Commercial real estate	—	2
Installment and consumer	63	89
Overdraft	179	166
Total loan recoveries	2,373	565
Net charge-offs	44,309	3,511

Total allowance for credit losses	$34,444	$28,506
Components of allowance for credit losses:
Allowance for loan losses	$33,498	$27,534
Reserve for unfunded commitments	946	972
Total allowance for credit losses	$34,444	$28,506

Net loan charge-offs to average loans (annualized)	2.73%	0.23%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information about the Company’s total nonperforming assets and delinquent loans.

Table 6	West Coast Bancorp
	Total Loan Portfolio
	Non-performing Assets and Delinquencies
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Non-accruing loans	$135,177	$7,867	$119,529
90 days past due and accruing interest	—	—	—
Total non-performing loans	135,177	7,867	119,529

Other real estate owned	48,121	1,183	27,892
Total non-performing assets	$183,298	$9,050	$147,421

Non-performing loans to total loans	6.41%	0.36%	5.55%
Non-performing assets to total assets	7.12%	0.34%	%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Commercial loans	0.06%	0.32%	0.19%
Real estate construction loans	3.69%	1.90%	1.92%
Real estate mortgage loans	0.53%	0.19%	1.42%
Commercial real estate loans	0.04%	0.32%	0.10%
Installment and other consumer loans	0.49%	0.44%	0.90%

Delinquent loans 30-89 days past due:
Two-step residential construction loans	$4,089	$9,878	$5,462
Total loans other than two-step loans	10,919	4,949	9,432
Total delinquent loans 30-89 days past due, not in nonaccrual status	$15,008	$14,827	$14,894

Delinquent loans to total loans	0.71%	0.68%	0.69%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information about the Company’s activity in other real estate owned.

Table 7	West Coast Bancorp
	Other real estate owned (“OREO”) activity
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$27,892	108	$—	1	$5,688	24
Additions to OREO[1]	26,965	103	1,374	6	25,390	94
Disposition of OREO	(5,618)	(22)	—	(1)	(2,941)	(10)
Valuation adjustments to OREO	(1,118)		(191)		(245)
Ending balance	$48,121	189	$1,183	6	$27,892	108

	OREO activity related to two-step loans
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$26,460	101	$—	—	$5,688	23
Additions to OREO[1]	24,200	91	1,374	6	23,734	87
Disposition of OREO	(4,867)	(19)	—	(1)	(2,717)	(9)
Valuation adjustments to OREO	(1,118)		(191)		(245)
Ending balance	$44,675	173	$1,183	5	$26,460	101

	OREO activity related to loans other than two-step loans
	Three months		Three months		Three months
	ended Sept. 30,	Number	ended Sept. 30,	Number	ended June 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$1,432	7	$—	1	$—	1
Additions to OREO[1]	2,765	12	—	—	1,656	7
Disposition of OREO	(751)	(3)	—	—	(224)	(1)
Valuation adjustments to OREO	—		—	—	—
Ending balance	$3,446	16	$—	1	$1,432	7

[1] Includes capitalized cost of OREO.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 8	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$5,280	$3,971	$11,812
Provision for credit losses	1,997	1,891	1,947
Charge-offs	6,490	666	9,718
Recoveries	715	—	1,239
Net charge-offs	5,775	666	8,479

Total allowance for credit losses	$1,502	$5,196	$5,280

Components of allowance for credit losses
Allowance for loan losses	$1,472	$5,025	$4,858
Reserve for unfunded commitments	30	171	422
Total allowance for credit losses	$1,502	$5,196	$5,280

Net loan charge-offs to average total loans (annualized)	1.08%	0.12%	1.56%
Allowance for two-step loan losses to nonperforming two-step loans[1]	1.77%	75.06%	4.92%
Allowance for two-step credit losses to total two-step loans	1.53%	1.89%	3.62%
Allowance for two-step loan losses to total two-step loans	1.50%	1.83%	3.33%
[1] Two-step nonaccrual loans are net of chargeoffs previously taken against the balance.

	Year to date	Year to date
	September 30,	September 30,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$31,065	$2,618
Provision for credit losses	4,724	3,244
Charge-offs	36,307	666
Recoveries	2,020	—
Net Charge-offs	34,287	666

Total allowance for credit losses	$1,502	$5,196

Components of allowance for credit losses
Allowance for loan losses	$1,472	$5,025
Reserve for unfunded commitments	30	171
Total allowance for credit losses	$1,502	$5,196

Net loan charge-offs to average total loans (annualized)	2.12%	0.04%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 9	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies

	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Nonaccrual two-step loans	$82,990	$6,695	$98,728
90 day past due and accruing interest	—	—	—
Total nonperforming two-step loans	82,990	6,695	98,728

Other real estate owned two-step	44,675	1,183	26,460
Total nonperforming two-step assets	$127,665	$7,878	$125,188

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$4,089	$9,878	$5,462

Nonperforming two-step loans to total two-step loans	84.78%	2.44%	67.76%
Nonperforming two-step assets to total assets	4.96%	0.30%	4.75%
Delinquent two-step loans to total two-step loans	4.18%	3.60%	3.75%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 10	West Coast Bancorp
	Loans Other than Two-Step Loans
	Allowance For Credit Losses and Net Charge-offs loans other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	September 30,	September 30	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$31,765	$22,525	$30,642
Provision for credit losses	7,128	809	4,053
Charge-offs	6,046	324	3,035
Recoveries	95	300	105
Net charge-offs	5,951	24	2,930

Total allowance for credit losses	$32,942	$23,310	$31,765

Components of allowance for credit losses
Allowance for loan losses	$32,026	$22,509	$30,865
Reserve for unfunded commitments	916	801	900
Total allowance for credit losses	$32,942	$23,310	$31,765

Net loan charge-offs to average total loans (annualized)	1.11%	0.00%	0.54%
Allowance for non two-step loan losses to total non two-step loans	1.59%	1.18%	1.54%
Allowance for non two-step credit losses to total non two-step loans	1.64%	1.22%	1.58%
Allowance for non two-step loan losses to non-performing non two-step loans	61%	1921%	148%
Allowance for non two-step credit losses to non-performing non two-step loans	63%	1989%	153%

	Year to date	Year to date
	September 30,	September 30,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$23,838	$20,399
Provision for credit losses	19,126	5,756
Charge-offs	10,375	3,410
Recoveries	353	565
Net Charge-offs	10,022	2,845

Total allowance for credit losses	$32,942	$23,310

Components of allowance for credit losses
Allowance for loan losses	$32,026	$22,509
Reserve for unfunded commitments	916	801
Total allowance for credit losses	$32,942	$23,310

Net loan charge-offs to average total loans (annualized)	0.62%	0.18%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 11	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies
	September 30,	September 30,	June 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Nonaccruing non two-step loans
Commercial loans	$6,650	$388	$4,168
Real estate construction loans	21,025	—	6,542
Real estate mortgage loans other than nonstandard	7,028	306	2,166
Real estate mortgage loans nonstandard	11,834	—	5,849
Commercial real estate loans	5,636	478	2,074
Installment and other consumer loans	14	—	2
90 day past and accruing interest	—	—	—
Total nonperforming non two-step loans	52,187	1,172	20,801

Other real estate owned non two-step	3,446	—	1,432
Total nonperforming non two-step assets	$55,633	$1,172	$22,233

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$10,919	$4,949	$9,432

Nonperforming non two-step loans to total non two-step loans	2.59%	0.06%	1.04%
Nonperforming non two-step assets to total assets	2.16%	0.04%	0.84%
Delinquent non two-step loans to total non two-step loans	0.54%	0.26%	0.47%

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table shows the components of our construction and land loans outside the two-step portfolio as of the dates shown:

Table 12	West Coast Bancorp
	Construction and land loans outside the two-step portfolio
(Dollars in thousands, unaudited)	September 30, 2008		September 30, 2007		June 30, 2008
	Amount	Percent	Amount	Percent	Amount	Percent
Land loans[1]	$44,805	16%	$44,088	15%	$44,256	15%
Residential construction loans other than two-step loans	144,517	52%	150,432	52%	152,755	52%
Commercial construction loans	88,630	32%	94,278	33%	94,779	33%
Total construction and land loans other than two-step loans	$277,952	100%	$288,798	100%	$291,790	100%

Components of residential construction and land loans other than two-step loans:
Land loans[1]	$24,038	14%	$21,723	13%	$25,809	15%
Site development	71,125	42%	80,370	47%	75,790	42%
Vertical construction	73,392	44%	70,062	41%	76,965	43%
Total residential construction and land loans other than two-step loans	$168,555	100%	172,155	100%	$178,564	100%

Components of commercial construction and land loans:
Land loans[1]	$20,767	19%	$22,365	19%	$18,447	16%
Site development	77	0%	—	0%	1,122	1%
Vertical construction	88,553	81%	94,278	81%	93,657	83%
Total commercial construction and land loans	$109,397	100%	$116,643	100%	$113,226	100%

Components of total construction and land loans other than two-step loans:
Land loans[1]	$44,805	16%	$44,088	15%	$44,256	15%
Site development	71,202	26%	80,370	28%	76,912	26%
Vertical construction	161,945	58%	164,340	57%	170,622	59%
Total construction and land loans other than two-step loans	$277,952	100%	$288,798	100%	$291,790	100%

[1] Land loans represent balances that are carried in the Company’s residential real estate mortgage of $26 million and commercial real estate loan portfolios of $18 million in the period shown.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table shows the components of our nonaccrual construction and land loans outside the two-step portfolio as of the dates shown.

Table 13	West Coast Bancorp
	Nonaccrual construction and land loans outside the two-step portfolio
(Dollars in thousands, unaudited)	September 30, 2008		September 30, 2007		June 30, 2008
	Amount	Percent of loan category	Amount	Percent of loan category	Amount	Percent of loan category
Land loans[1]	$5,308	1.91%	$—	0.00%	$1,396	0.48%
Residential construction loans other than two-step loans	21,025	7.56%	—	0.00%	6,542	2.24%
Commercial construction loans	—	0.00%	—	0.00%	—	0.00%
Total nonaccrual construction and land loans other than two-step loans	$26,333	9.47%	$—	0.00%	$7,938	2.72%

Components of nonaccrual residential construction and land loans other than two-step loans:
Land loans[1]	$5,308	3.15%	$—	0.00%	$1,396	0.78%
Site development	13,731	8.15%	—	0.00%	2,830	1.58%
Vertical construction	7,294	4.33%	—	0.00%	3,712	2.08%
Total nonaccrual residential construction and land loans other than two-step loans	$26,333	15.63%	$—	0.00%	$7,938	4.45%

Components of nonaccrual commercial construction and land loans:
Land loans[1]	—	0.00%	—	0.00%	—	0.00%
Site development	—	0.00%	—	0.00%	—	0.00%
Vertical construction	—	0.00%	—	0.00%	—	0.00%
Total nonaccrual commercial construction and land loans	$—	0.00%	$—	0.00%	$—	0.00%

Components of total nonaccrual construction and land loans other than two-step loans:
Land loans[1]	$5,308	1.91%	$—	0.00%	$1,396	0.48%
Site development	13,731	4.94%	—	0.00%	2,830	0.97%
Vertical construction	7,294	2.62%	—	0.00%	3,712	1.27%
Total nonaccrual construction and land loans other than two-step loans	$26,333	9.47%	$—	0.00%	$7,938	2.72%

[1] Land loans represent balances that are carried in the Company’s residential real estate mortgage and commercial real estate loan portfolios in the period shown.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS THIRD QUARTER 2008 EARNINGS

OCTOBER 20, 2008

The following table shows the components of our delinquent construction and land loans outside the two-step portfolio as of the dates shown.

Table 14	West Coast Bancorp
	Delinquent construction and land loans outside the two-step loan portfolio
(Dollars in thousands, unaudited)	September 30, 2008		September 30, 2007		June 30, 2008
	Amount	Percent of loan category	Amount	Percent of loan category	Amount	Percent of loan category
Land loans[1]	$461	0.17%	$—	0.00%	$—	0.00%
Residential construction loans other than two-step loans	7,241	2.61%	—	0.00%	1,976	0.68%
Commercial construction loans	807	0.29%	—	0.00%	83	0.03%
Total 30-89 days past due construction loans other than two-step loans	$8,509	3.07%	$—	0.00%	$2,059	0.71%

Components of 30-89 days past due residential construction and land loans other than two-step loans:
Land loans[1]	$461	0.27%	$—	0.00%	$—	0.00%
Site development	5,586	3.31%	6,150	3.44%	—	0.00%
Vertical construction	1,655	0.98%	—	0.00%	1,976	1.11%
Total 30-89 days past due residential construction and land loans other than two-step loans	$7,702	4.56%	$6,150	3.44%	$1,976	1.11%

Components of 30-89 days past due commercial construction and land loans:
Land loans[1]	$—	0.00%	$—	0.00%	$—	0.00%
Site development	—	0.00%	—	0.00%	—	0.00%
Vertical construction	807	0.74%	—	0.00%	83	0.07%
Total 30-89 days past due commercial construction and land loans	$807	0.74%	$—	0.00%	$83	0.07%

Components of total 30-89 days past due construction and land loans other than two-step loans:
Land loans[1]	$461	0.17%	$—	0.00%	$—	0.00%
Site development	5,586	2.01%	6,150	2.11%	—	0.00%
Vertical construction	2,462	0.89%	—	0.00%	2,059	0.71%
Total 30-89 days past due construction and land loans other than two-step loans	$8,509	3.07%	$6,150	2.11%	$2,059	0.71%

[1] Land loans represent balances that are carried in the Company’s residential real estate mortgage and commercial real estate loan portfolios in the period shown.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.